UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On February 25, 2019, Royal Gold, Inc. (the “Company”) announced that its wholly-owned subsidiary RGLD Gold AG (“RG AG”) entered into a life of mine purchase and sale agreement for silver produced from the Khoemacau Copper Project (the “Project”) in Botswana with Khoemacau Copper Mining (Pty.) Limited (“KCM”), a wholly-owned subsidiary of Cupric Canyon Capital LP (together with all its subsidiaries including KCM, “Cupric”), a private company owned by management and funds advised by Global Natural Resource Investments.

Pursuant to the purchase and sale agreement:

1) Silver Stream:  RG AG will make US$ 212 million in advance payments to Cupric in exchange for deliveries equal to 80% of the silver production from the Project.  The advance payment will be made in quarterly installments as project development advances according to the following approximate schedule:  US$ 60 million in the third and fourth calendar quarters of 2019, US$ 125 million in 2020, and the balance in 2021.

2) Option Stream:  At Cupric’s option and subject to various conditions, RG AG will make up to an additional US$ 53 million advance payment towards the end of development of the Project for up to an additional 20% of the silver production from the Project.

3) The stream rate will drop by 50% upon delivery to RG AG of 32 million ounces for the Silver Stream, or upon delivery to RG AG of 40 million ounces in the case that the Option Stream is fully exercised.

4) RG AG will make ongoing cash payments per ounce of silver delivered equal to 20% of the spot silver price at the time of delivery.  Depending on the achievement by Cupric of mill expansion throughput levels above 13,000 tonnes per day (30% above current mill design capacity), Royal Gold will pay higher ongoing cash payments for ounces delivered in excess of specific annual thresholds.

In addition to advance payments made to Cupric in exchange for silver deliveries under the purchase and sale agreement, RG AG, subject to various conditions, will make available up to US$ 25 million to Cupric toward the end of the development of Khoemacau in the form of a subordinated debt facility.  Any amounts drawn under the facility would carry interest at LIBOR + 11% with a term of seven years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feb
Royal Gold, Inc.
(Registrant)

Dated: February 25, 2019	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary